EXHIBIT 23.2



                                 March 26, 1997



Dakota Mining Corporation
410 Seventeenth Street, Suite 2450
Denver, CO  80202

Gentlemen:

         We hereby consent to the reference to our report dated January 30, 1997, entitled "GOLDEN REWARD MINING COMPANY L.P. at Lead, South Dakota" contained in the Annual Report on Form 10-K, of Dakota Mining Corporation (the "Company") for the fiscal year ended December 31, 1995, which Annual Report is incorporated by reference into (i) the Registration Statement, as amended, of the Company, on Form S-3 (File No. 33-73958), and (ii) the Registration Statement of the Company, on Form S-8 (File 33-68872).

                                            Very truly yours,



                      c/s/    Glenn R. Clark
                      ------------------------------------
                       Glenn R. Clark & Associates Limited